NUMBER

00



SHARES

Cheetah Holding Corporation

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Authorized To Issue 100,000,000 Shares Common Stock At $ 0.000100 Par Value

This Certifies That ____

is hereby issued ____ *fully paid and non-assessable Shares of the Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ________ *day of* __________ *A.D.,* ________

____

SECRETARY

____

PRESIDENT